SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2008 (September 12, 2008)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

100 Crescent Court,		75201-6915
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     Alon USA, a major shipper on Holly Energy Partners, L.P.’s (referred to here in as the “Partnership”) Texas pipelines, has announced that it expects its refinery in Big Spring, Texas to return all units to full operation by October 1. The Big Spring Refinery was damaged by an explosion in February 2008 and began operating at approximately 50% capacity in early April 2008. The Partnership previously stated that this restart was anticipated to occur by August 1 based on Alon’s previous indications.
     The significantly reduced shipments of Alon’s product on the Partnership’s pipelines has adversely affected the Partnership’s net income since the explosion, but has not materially reduced the Partnership’s distributable cash flow. Contractual minimum throughput commitments require Alon to pay the Partnership a minimum quarterly amount that is not materially different than the quarterly amount that the Partnership received from Alon prior to the explosion when the Big Spring Refinery was operating at normal capacity.
     Although the Partnership receives these minimum guaranteed payments from Alon each quarter, the Partnership accounted for the difference between the guaranteed amounts and the lower revenue associated with the actual shipments by Alon as deferred revenue, thus reducing net income. Accordingly, net income for the Partnership for the second quarter was adversely affected by the Alon reduced product shipments and the accounting treatment of the contractual guaranteed payments. Cash available for distribution was, however, only minimally affected due to these contractual minimum payments.
     The Partnership believes its third quarter will likely be impacted in a similar manner since Alon has to date made, and is expected to continue to make the same guaranteed minimum payments and their shipments during the third quarter are expected to be similar to those of the second quarter. To date, the Partnership has recognized this deferred revenue one year after the contractual minimum cash payment was received so that the recognition of income occurs upon the expiration of Alon’s contractual right to apply such amounts to shipments in excess of its minimum throughput commitments during the one year period.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished in this report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report or that any such information includes material investor information that is not otherwise publicly available.
     The information contained in this report on Form 8-K is intended to be considered in the context of the Partnership’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Partnership may make, by press release or otherwise from time to time. The Partnership disclaims any current intention to revise or update the information contained in this report although the Partnership may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

		By:	/s/ Bruce R. Shaw

Senior Vice President and Chief Financial Officer
Date: September 12, 2008